Registration No. 333-91492
As filed with the Securities and Exchange Commission on June 10, 2003
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
Registration Statement
Under the Securities Act of 1933
ACCEPTANCE INSURANCE COMPANIES INC
. (Exact name of registrant as specified in its charter)

                        Delaware                                                    31-0742926
         (State or other jurisdiction of                                         (I.R.S. Employer
         incorporation or organization)                                        Identification No.)

                        Suite 1600
                     300 West Broadway                                                 51503
                  Council Bluffs, Iowa___________                                   (Zip code)
         (Address of principal executive offices)

ACCEPTANCE INSURANCE COMPANIES INC.
401(K) TAX DEFERRED SAVINGS PLAN
(f/k/a ACCEPTANCE INSURANCE COMPANIES INC. EMPLOYEE STOCK OWNERSHIP AND TAX DEFERRED SAVINGS PLAN)
(Full title of the plan)

                      John E. Martin
      Chairman, President and Chief Executive Officer
            Acceptance Insurance Companies Inc.
                        Suite 1600
                     300 West Broadway                                            (712) 329-3600
                 Council Bluffs, Iowa 51503                             (Telephone number, including area
          (Name and address of agent for service)                          code, of agent for service)

                                                              Copies to:
                                                          Mark A. Ellis, Esq.
                                                            Kutak Rock LLP
                                                          1650 Farnam Street
                                                         Omaha, Nebraska 68102
                                                            (402) 346-6000

EXPLANATORY NOTE

        The Registrant (formerly known as Stoneridge Resources, Inc.) filed the following Registration Statements on Form S-8 on the dates indicated with respect to the sale pursuant to the Acceptance Insurance Companies Inc. 401(K) Tax Deferred Savings Plan (formerly known as the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan and prior thereto as the Stoneridge Resources, Inc. Employee Stock Ownership and Tax Deferred Savings Plan) (the “Plan”) of the indicated number of shares of the Registrant’s common stock and an indeterminate number of Plan interests:

------------------------------- ---------------------------- ---------------------------- ----------------------------
Registration Statement No.      Date Filed                   Number of Shares of Common   Plan Interests
                                                             Stock
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
33-38350                        December 20, 1990                                150,000  Indeterminate number
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
33-41263                        June 17, 1991                                     45,714  Indeterminate number
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
033-51441                       December 14, 1993                                100,000  Indeterminate number
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
333-91492                       June 28, 2002                                    250,000  Indeterminate number
------------------------------- ---------------------------- ---------------------------- ----------------------------

        The offering described in this Registration Statement and the other registration statements listed above have terminated. In accordance with the Registrant’s undertakings under Regulation S-K, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement 333-91492, consisting of shares of common stock and interests in the Plan that remain unsold on the date hereof. The Registrant is also filing a post-effective amendment to each of the registration statements listed above to remove from registration all securities registered under that registration statement that remain unsold, if any.

SIGNATURES

The  Registrant.  Pursuant to the  requirements  of the Securities Act of 1933, as amended,  the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements  for filing on Form S-8 and has duly caused this  Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Council Bluffs,
State of Iowa, on May 20, 2003.
                            ACCEPTANCE INSURANCE COMPANIES INC.

                                 By  /s/
                                 John E. Martin,
                                 Chairman, President and Chief Executive Officer
                                 (Principal Executive Officer)